Exhibit 11


                 Eagle Financial Services, Inc. and Subsidiary
              Computations of Weighted Average Shares Outstanding
                             and Earnings Per Share


               1996           1995            1994
               Shares         Shares          Shares
               Outstanding    Outstanding     Outstanding
               (As Restated)  (As Restated)   (As Restated)
               -----------    --------------  --------------

               1,390,570      1,381,348       1,367,676
               1,390,570      1,381,348       1,367,676
               1,390,570      1,381,348       1,367,676
               1,390,570      1,381,348       1,367,676
               1,390,570      1,381,348       1,367,676
               1,390,570      1,381,348       1,367,676
               1,394,026      1,384,954       1,370,984
               1,394,026      1,384,954       1,370,984
               1,394,026      1,384,954       1,370,984
               1,394,026      1,384,954       1,370,984
               1,394,026      1,384,954       1,370,984
               1,394,026      1,384,954       1,370,984
               -----------    --------------  --------------
               16,707,576     16,597,812      16,431,960

                       12             12              12
 ------------- -----------    --------------  --------------
 Weighted
 Average
 Shares
 Outstanding    1,392,298      1,383,152       1,369,330
 ------------- -----------    --------------  --------------
 Net Income     1,311,337      1,260,690       1,361,003
 ------------- -----------    --------------  --------------
 Earnings Per
 Share                .94            .91             .99
 ------------- -----------    --------------  --------------